UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 16, 2010
VANDA PHARMACEUTICALS INC.
(Exact name of Registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

001-34186 (Commission File No.)	03-0491827 (IRS Employer Identification No.)
9605 Medical Center Drive
Suite 300
Rockville, Maryland 20850
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (240) 599-4500
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 16, 2010, Dr. Argeris N. Karabelas notified Vanda Pharmaceuticals Inc. (the “Company”) that he will change his role on the Board of Directors of the Company (the “Board”) effective immediately. While Dr. Karabelas will continue to be a director, he has resigned from the role of Chairman of the Board. Dr. Karabelas will continue to serve in his role as Chairman of the Compensation Committee of the Board (the “Compensation Committee”), and as a member of the Nominating/Corporate Governance Committee of the Board. The Board has appointed Howard H. Pien as Chairman of the Board. Mr. Pien has been a director of the Company since 2007 and currently serves as a member of the Compensation Committee and Audit Committee of the Board.
On December 16, 2010, the Compensation Committee awarded 2010 annual bonuses to and approved 2011 annual base salaries and 2011 bonus target amounts for the Company’s employees, including each of its executive officers. Prior to approving the foregoing, the Compensation Committee reviewed an analysis of the Company’s executive compensation compared to the Company’s peer group conducted by Towers Watson, a compensation consultant engaged by the Compensation Committee.
The Compensation Committee awarded bonuses for performance for the twelve-month period ended December 31, 2010, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2010 Bonus
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	$391,000
John Feeney, M.D.	Chief Medical Officer	$117,600
The Compensation Committee approved 2011 annual base salaries and 2011 bonus target amounts for performance for the twelve-month period ended December 31, 2011, in the amounts set forth opposite the names of the executive officers listed below.

Name	Position	2011 Base Salary	2011 Target Bonus
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	$485,000	$242,500 (50% of 2011 Base Salary)
James Kelly	Chief Financial Officer	$285,000	$114,000 (40% of 2011 Base Salary)
John Feeney, M.D.	Chief Medical Officer	$310,000	$108,500 (35% of 2011 Base Salary)
The amounts listed above for James Kelly, the Company’s Chief Financial Officer, were previously disclosed by the Company on a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on November 12, 2010 (the “Kelly 8-K”), and were determined in connection with the negotiation of Mr. Kelly’s employment agreement with the Company.
In addition, the Compensation Committee granted (i) options to purchase shares of the Company’s common stock at an exercise price equal to $8.75, the closing price per share of the Company’s common stock on the Nasdaq Global Market on December 16, 2010, and (ii) restricted stock unit (”RSU”) awards under the Company’s 2006 Equity Incentive Plan to its executive officers in the amounts set forth opposite the names of the executive officers listed below. The options will vest in equal monthly installments over a period of four years from the date of the grant. The RSUs will vest in four equal annual installments beginning on January 1, 2012.

		Number of Shares	Number of Shares
		underlying Option	Underlying RSU
Name	Position	Grant	Award
Mihael Polymeropoulos, M.D.	President and Chief Executive Officer	150,000	50,000
John Feeney, M.D.	Chief Medical Officer	56,250	18,750
James Kelly, the Company’s Chief Financial Officer, did not receive any new equity compensation grants. As previously disclosed by the Company in the Kelly 8-K, Mr. Kelly was granted on December 13, 2010, his first day of employment with the Company (i) an option to purchase 150,000 shares of the Company’s common stock at an exercise price equal to $8.27 per share, the closing price per share of the Company’s common stock on the Nasdaq Global Market on December 13, 2010, and (ii) a RSU award covering 50,000 shares of the Company’s common stock.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANDA PHARMACEUTICALS INC.
By:	/s/ Mihael H. Polymeropoulos
	Name:	Mihael H. Polymeropoulos
	Title:	President and Chief Executive Officer

Dated: December 17, 2010